Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

AMPHENOL REPORTS RECORD THIRD QUARTER 2021 RESULTS AND ANNOUNCES DIVIDEND INCREASE

Third Quarter 2021 Highlights1:

●	Record sales of $2.818 billion, up 21% in U.S. dollars and 13% organically[2] compared to the third quarter 2020
●	Record GAAP diluted EPS of $0.67, up 20% compared to the prior year period
●	Record Adjusted Diluted EPS[2] of $0.65, up 18% compared to the prior year period
●	Operating Margin of 20.3%
●	Operating Cash Flow and Free Cash Flow[2] of $328 million and $238 million, respectively
●	Quarterly dividend increased by 38% from $0.145 to $0.20 per share

Wallingford, Connecticut, October 27, 2021. Amphenol Corporation (NYSE: APH) today reported third quarter 2021 results.

“We are pleased to have closed the third quarter with sales and Adjusted Diluted EPS2 exceeding the high end of our guidance,” said Amphenol President and Chief Executive Officer, R. Adam Norwitt. “Sales increased by a strong 21% in the quarter, with broad-based growth across most of our end markets, including contributions from the Company’s acquisition program.”

“During the third quarter, Amphenol continued to deploy its financial strength in a variety of ways to increase shareholder value. To that end, the Company purchased 2.3 million shares of its common stock for $171 million. The Company also paid dividends of $87 million, resulting in total capital returned to shareholders during the third quarter of $258 million.”

Increase in Quarterly Dividend

On October 26, 2021, the Company’s Board of Directors approved a 38% increase in the Company’s quarterly dividend, from $0.145 per share to $0.20 per share. The new dividend amount will be paid on January 12, 2022 to shareholders of record as of December 21, 2021.

Fourth Quarter and Full Year 2021 Outlook

The current market environment remains highly uncertain, with significant supply chain and inflationary challenges as well as the ongoing pandemic. Given this, and assuming constant exchange rates, for the fourth quarter 2021, Amphenol expects sales to be in the range of $2.690 billion to $2.750 billion, representing 11% to 13% growth over the fourth quarter of 2020, and Adjusted Diluted EPS2 in the range of $0.61 to $0.63, representing 7% to 11% growth over the fourth quarter of 2020. For the full year 2021, we expect sales to be in the range of $10.540 billion to $10.600 billion, representing 23% growth over 2020, and Adjusted Diluted EPS2 in the range of $2.39 to $2.41, representing 28% to 29% growth over 2020.

“Despite the ongoing challenges and uncertainties we continue to face around the world, we are pleased with the platform of strength that has been created by the Company’s performance,” Mr. Norwitt continued. “The revolution in electronics is accelerating, thereby creating exciting and dynamic long-term growth opportunities for Amphenol across each of our diversified end markets. We believe these opportunities will enable a further, long-term increase in the demand for our ever expanding range of high-technology interconnect, sensor and antenna products. Our ongoing drive to leverage our competitive advantages and create sustained financial strength, as well as our initiatives to expand our product offerings, both organically and through our acquisition program, have created an excellent base for the Company’s future performance. I am confident in the ability of our outstanding entrepreneurial management team to continue to dynamically adjust to changing market conditions, to capitalize on the wide array of growth opportunities that arise in all market cycles and to continue to generate sustainable long-term value for our shareholders and other stakeholders. Most importantly, I remain truly grateful to our team for their extraordinary efforts to protect the safety and health of our employees around the world throughout the ongoing pandemic, all while continuing to strongly support our customers and drive outstanding operating performance.”

Conference Call and Webcast Details

The Company will host a conference call to discuss its third quarter results at 1:00 PM (EDT) Wednesday, October 27, 2021. The toll-free dial-in number to participate in this call is 888-455-0949; International dial-in number is +1-773-799-3973; Passcode: LAMPO. There will be a replay available until 11:59 PM (EST) on Saturday, November 27, 2021. The replay numbers are toll free 866-430-5849; International toll number +1-203-369-0935; Passcode: 7183.

A live broadcast as well as a replay of the call can be accessed through the Investor Relations section of the company’s website at https://investors.amphenol.com.

About Amphenol

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors and interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable. Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors. Amphenol has a diversified presence as a leader in high-growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks. For more information, visit https://amphenol.com.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”). This press release also contains certain non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income from continuing operations attributable to Amphenol Corporation, Adjusted Effective Tax Rate, Adjusted Diluted EPS (from continuing operations), Organic Sales Growth, and Free Cash Flow (collectively, “non-GAAP financial measures”), which are intended to supplement the reported GAAP results. Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results, in addition to the reasons noted later within this press release. Non-GAAP financial measures related to operating income, operating margin, net income from continuing operations attributable to Amphenol Corporation, effective tax rate and diluted EPS (from continuing operations) exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded in the presentation of these non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented within this press release are on a continuing operations basis only and exclude any results associated with discontinued operations. Non-GAAP financial measures related to net sales exclude the impact related to foreign currency exchange and acquisitions. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release. However, such non-GAAP financial measures should not be considered in isolation as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events and are subject to risks and uncertainties. All statements that address events or developments that we expect or believe may or will occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, may contain words and terms such as: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “look ahead,” “may,” “ongoing,” “optimistic,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” and other words and terms of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected earnings, revenues, growth, liquidity or other financial matters, together with any forward-looking statements related in any way to the COVID-19 pandemic, including its future impact on the Company. Although the Company believes the expectations reflected in all forward-looking statements, including those regarding fourth quarter and full year 2021 sales and Adjusted Diluted EPS (from continuing operations), among other matters, are based upon reasonable assumptions, the expectations may not be attained or there may be material deviation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.

There are risks and uncertainties that could cause actual results to differ materially from these forward-looking statements, which include, but are not limited to, the following: future risks and existing uncertainties associated with adverse public health developments, including epidemics and pandemics such as the COVID-19 pandemic, which continues to disrupt our operations including, depending on the specific location, government regulations that inhibit our ability to operate certain of our facilities in the ordinary course and to adjust certain costs, travel restrictions, supplier constraints, supply-chain interruptions, logistics challenges and limitations, and reduced demand from certain customers; uncertainties associated with a protracted economic slowdown that could negatively affect the financial condition of our customers; uncertainties and volatility in the global capital markets; political, economic, military and other risks in countries outside the United States; the impact of general economic conditions, geopolitical conditions and U.S. trade policies, legislation, trade disputes, treaties and tariffs, including those affecting China, on the Company’s business operations; risks associated with the improper conduct by any of our employees, customers, suppliers, distributors or any other business partners which could impair our business reputation and financial results and could result in our non-compliance with anti-corruption laws and regulations of the U.S. government and various foreign jurisdictions; changes in exchange rates of the various currencies in which the Company conducts business; the Company’s ability to obtain a consistent supply of materials, at stable pricing levels; the Company’s dependence on sales to the communications industry, which markets are dominated by large manufacturers and operators who regularly exert significant pressure on suppliers, including the Company; changes in defense expenditures in the military market, including the impact of reductions or changes in the defense budgets of U.S. and foreign governments; the Company’s ability to compete successfully on the basis of technology innovation, product quality and performance, price, customer service and delivery time; the Company’s ability to continue to conceive, design, manufacture and market new products and ability to rely upon continuing market acceptance of its existing and future product lines; difficulties and unanticipated expenses in connection with purchasing and integrating newly acquired businesses, including the potential for the impairment of goodwill and other intangible assets; events beyond the Company’s control that could lead to an inability to meet its financial covenants, which could result in a default under the Company’s revolving credit facility; the Company’s ability to access the capital markets on favorable terms, including as a result of significant deterioration of general economic or capital market conditions, or as a result of a downgrade in the Company’s credit rating; changes in interest rates; government contracting risks that the Company may be subject to, including laws and regulations governing performance of U.S. government contracts and related risks associated with conducting business with the U.S. government or its suppliers (both directly and indirectly); governmental export and import controls that certain of our products may be subject to, including export licensing, customs regulations, economic sanctions or other laws; cybersecurity threats, malware, phishing, ransomware or other increasingly sophisticated attacks, that could impair our information technology systems and could disrupt business operations, result in a loss of or inability to access confidential information and critical business, financial or other data, and/or cause the release of highly sensitive confidential information and adversely impact our reputation and operating results and potentially lead to litigation and/or governmental investigations and fines; changes in fiscal and tax policies, audits and examinations by taxing authorities, laws, regulations and guidance in the United States and foreign jurisdictions; any difficulties in protecting the Company’s intellectual property rights; and litigation, customer claims, product recalls, governmental investigations, criminal liability or environmental matters including changes to laws and regulations to which the Company may be subject. In addition, the extent to which the COVID-19 pandemic will continue to impact our business and financial results going forward will be dependent on future developments such as the length and severity of the crisis, any potential resurgence of the crisis including from the more transmissible Delta variant strain and any future strains that may arise, future government regulations and actions in response to the crisis, the timing, availability, effectiveness and adoption rates of vaccines, and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q and the Company’s other reports filed with the Securities and Exchange Commission. These or other uncertainties may cause the Company’s actual future results to be materially different from those expressed in any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements except as required by law.

1  Data throughout this press release is on a continuing operations basis and excludes results associated with discontinued operations, unless otherwise noted.

2  All referenced non-GAAP financial measures are defined in the tables at the end of this press release.

Contact:

Sherri Scribner

Vice President, Strategy and Investor Relations

203-265-8820

IR@amphenol.com

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net sales	$2,818.5	$2,323.4	$7,849.5	$6,172.9
Cost of sales	1,928.6	1,588.5	5,388.9	4,274.4
Gross profit	889.9	734.9	2,460.6	1,898.5
Acquisition-related expenses	—	—	55.4	—
Selling, general and administrative expenses	318.7	259.1	893.0	748.4
Operating income	571.2	475.8	1,512.2	1,150.1

Interest expense	(29.0)	(28.0)	(86.7)	(87.1)
Other income (expense), net	—	1.0	(0.3)	3.4
Income from continuing operations before income taxes	542.2	448.8	1,425.2	1,066.4
Provision for income taxes (1)	(120.5)	(99.3)	(302.8)	(213.3)
Net income from continuing operations	421.7	349.5	1,122.4	853.1
Less: Net income from continuing operations attributable to noncontrolling interests	(2.9)	(2.9)	(6.9)	(6.7)
Net income from continuing operations attributable to Amphenol Corporation	418.8	346.6	1,115.5	846.4
Income from discontinued operations attributable to Amphenol Corporation, net of income taxes of ($1.5) and ($1.8) for 2021, respectively	7.7	—	10.3	—
Net income attributable to Amphenol Corporation	$426.5	$346.6	$1,125.8	$846.4

Net income per common share attributable to Amphenol Corporation — Basic:
Continuing operations	$0.70	$0.58	$1.87	$1.42
Discontinued operations, net of income taxes	0.01	—	0.02	—
Net income attributable to Amphenol Corporation - Basic	$0.71	$0.58	$1.88	$1.42

Weighted average common shares outstanding - Basic	597.7	597.5	597.8	595.2

Net income per common share attributable to Amphenol Corporation — Diluted:
Continuing operations (2)	$0.67	$0.56	$1.79	$1.38
Discontinued operations, net of income taxes	0.01	—	0.02	—
Net income attributable to Amphenol Corporation - Diluted (2)	$0.68	$0.56	$1.80	$1.38

Weighted average common shares outstanding - Diluted	625.8	616.4	624.6	612.5

Note: Per share amounts may not add due to rounding.

Note 1  Provision for income taxes for the three months ended September 30, 2021 and 2020 includes excess tax benefits related to stock-based compensation of $12.3 million ($0.02 per share) and $10.7 million ($0.02 per share), respectively. Provision for income taxes for the nine months ended September 30, 2021 and 2020 includes excess tax benefits related to stock-based compensation of $34.3 million ($0.05 per share) and $28.1 million ($0.05 per share), respectively. Provision for income taxes for the nine months ended September 30, 2021 also includes a discrete tax benefit of $14.9 million ($0.02 per share) related to the settlement of uncertain tax positions in certain non-U.S. jurisdictions. Provision for income taxes for the nine months ended September 30, 2020 also includes a discrete tax benefit of $19.9 million ($0.03 per share) related to the settlements of refund claims in a non-U.S. jurisdiction and the resulting adjustments to deferred taxes.

Note 2  Net income per share for the three months ended September 30, 2021 and 2020 includes the excess tax benefits related to stock-based compensation discussed in Note 1. Net income per share for the nine months ended September 30, 2021 and 2020 includes the excess tax benefits related to stock-based compensation and the respective discrete tax benefits, all of which are discussed in Note 1. Net income per share for the nine months ended September 30, 2021 also includes acquisition-related expenses of $55.4 million ($44.6 million after-tax, or $0.07 per share) comprised of transaction, severance, restructuring and certain non-cash costs related to the MTS acquisition.

Excluding these effects and the impact of rounding, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.65 and $0.55 for the three months ended September 30, 2021 and 2020, respectively, and $1.78 and $1.30 for the nine months ended September 30, 2021 and 2020, respectively.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	September 30,	December 31,
	2021	2020
ASSETS

Current Assets:
Cash and cash equivalents	$1,268.1	$1,702.0
Short-term investments	34.4	36.1
Total cash, cash equivalents and short-term investments	1,302.5	1,738.1
Accounts receivable, less allowance for doubtful accounts of $44.5 and $44.8, respectively	2,204.5	1,951.6
Inventories	1,952.5	1,462.2
Prepaid expenses and other current assets	392.1	338.9
Current assets held for sale	1,068.2	—

Total current assets	6,919.8	5,490.8

Property, plant and equipment, less accumulated depreciation of $1,881.3 and $1,738.6, respectively	1,175.4	1,054.6
Goodwill	5,839.4	5,032.1
Other intangible assets, net	603.6	397.5
Other long-term assets	387.9	352.3

	$14,926.1	$12,327.3

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$1,300.0	$1,120.7
Accrued salaries, wages and employee benefits	224.9	195.4
Accrued income taxes	101.2	112.6
Accrued dividends	86.7	86.8
Other accrued expenses	666.1	558.5
Current portion of long-term debt	298.7	230.3
Current liabilities held for sale	207.4	—

Total current liabilities	2,885.0	2,304.3

Long-term debt, less current portion	4,950.0	3,636.2
Accrued pension and postretirement benefit obligations	221.6	228.6
Deferred income taxes	452.2	299.1
Other long-term liabilities	408.6	407.2

Equity:
Common stock	0.6	0.6
Additional paid-in capital	2,289.5	2,068.1
Retained earnings	4,080.6	3,705.4
Treasury stock, at cost	(89.3)	(111.1)
Accumulated other comprehensive loss	(335.5)	(278.1)

Total shareholders’ equity attributable to Amphenol Corporation	5,945.9	5,384.9

Noncontrolling interests	62.8	67.0

Total equity	6,008.7	5,451.9

	$14,926.1	$12,327.3

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Cash from operating activities:
Net income from continuing operations	$421.7	$349.5	$1,122.4	$853.1

Adjustments to reconcile net income from continuing operations to cash provided by operating activities from continuing operations:
Depreciation and amortization	95.2	74.4	274.5	218.0
Stock-based compensation expense	21.2	19.0	60.2	51.0
Deferred income tax provision (benefit)	12.1	(10.9)	24.9	(5.8)
Net change in components of working capital	(219.2)	(32.3)	(414.1)	38.6
Net change in other long-term assets and liabilities	(2.6)	(1.1)	(7.5)	(3.9)
Net cash provided by operating activities from continuing operations	328.4	398.6	1,060.4	1,151.0
Net cash provided by operating activities from discontinued operations	32.4	—	9.1	—
Net cash provided by operating activities	360.8	398.6	1,069.5	1,151.0

Cash from investing activities:
Capital expenditures	(90.9)	(76.5)	(274.2)	(204.8)
Proceeds from disposals of property, plant and equipment	0.8	8.9	2.4	10.8
Purchases of short-term investments	(45.8)	(40.2)	(128.0)	(89.3)
Sales and maturities of short-term investments	44.5	30.8	129.3	71.1
Acquisitions, net of cash acquired	—	(33.8)	(1,531.0)	(50.3)
Other	2.7	—	(8.5)	—
Net cash used in investing activities from continuing operations	(88.7)	(110.8)	(1,810.0)	(262.5)
Net cash used in investing activities from discontinued operations	(1.3)	—	(4.7)	—
Net cash used in investing activities	(90.0)	(110.8)	(1,814.7)	(262.5)

Cash from financing activities:
Proceeds from issuance of senior notes and other long-term debt	748.5	—	749.9	942.3
Repayments of senior notes and other long-term debt	(229.1)	(1.6)	(616.2)	(402.9)
Borrowings under credit facilities	—	—	—	1,567.4
Repayments under credit facilities	—	—	—	(1,568.1)
(Repayments) borrowings under commercial paper programs, net	(476.3)	(0.7)	925.0	(385.9)
Payment of costs related to debt financing	(6.1)	—	(6.1)	(8.7)
Payment of acquisition-related contingent consideration	—	—	—	(75.0)
Proceeds from exercise of stock options	77.6	104.1	180.9	256.6
Payment of deferred purchase price related to acquisitions	—	(16.2)	(4.1)	(16.2)
Distributions to and purchases of noncontrolling interests	(3.0)	(1.9)	(11.3)	(11.5)
Purchase of treasury stock	(170.9)	(201.9)	(491.0)	(459.2)
Dividend payments	(86.6)	(74.6)	(260.0)	(223.0)
Transfers to discontinued operations	(28.7)	—	(28.7)	—
Net cash provided by (used in) financing activities from continuing operations	(174.6)	(192.8)	438.4	(384.2)
Net cash used in financing activities from discontinued operations	(7.1)	—	(0.1)	—
Net cash provided by (used in) financing activities	(181.7)	(192.8)	438.3	(384.2)

Effect of exchange rate changes on cash and cash equivalents	(6.4)	37.2	(15.5)	25.0

Net increase (decrease) in cash and cash equivalents	82.7	132.2	(322.4)	529.3

Cash and cash equivalents balance of continuing operations, beginning of period	1,209.4	1,288.3	1,702.0	891.2
Cash and cash equivalents included in Current assets held for sale, beginning of period	87.5	—	—	—
Cash and cash equivalents balance, end of period	$1,379.6	$1,420.5	$1,379.6	$1,420.5
Less: Cash and cash equivalents included in Current assets held for sale, end of period	111.5	—	111.5	—
Cash and cash equivalents balance of continuing operations, end of period	$1,268.1	$1,420.5	$1,268.1	$1,420.5

Cash paid for:
Interest	$27.8	$27.2	$78.8	$74.5
Income taxes, net	96.4	121.3	305.4	262.9

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net sales:
Interconnect Products and Assemblies	$2,699.2	$2,221.9	$7,520.5	$5,899.4
Cable Products and Solutions	119.3	101.5	329.0	273.5
Consolidated Net sales	$2,818.5	$2,323.4	$7,849.5	$6,172.9

Operating income:
Interconnect Products and Assemblies	$603.3	$498.4	$1,652.3	$1,217.6
Cable Products and Solutions	4.6	10.9	20.0	25.7
Stock-based compensation expense	(21.2)	(19.0)	(60.2)	(51.0)
Acquisition-related expenses	—	—	(55.4)	—
Other operating expenses	(15.5)	(14.5)	(44.5)	(42.2)
Consolidated Operating income	$571.2	$475.8	$1,512.2	$1,150.1

Operating margin (%):
Interconnect Products and Assemblies	22.4%	22.4%	22.0%	20.6%
Cable Products and Solutions	3.8%	10.7%	6.1%	9.4%
Stock-based compensation expense	-0.8%	-0.8%	-0.8%	-0.8%
Acquisition-related expenses	0.0%	0.0%	-0.7%	0.0%
Other operating expenses	-0.6%	-0.6%	-0.6%	-0.7%
Consolidated Operating margin (%)	20.3%	20.5%	19.3%	18.6%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Non-GAAP financial measures related to net sales exclude the impact of foreign currency exchange rates and acquisitions. Non-GAAP financial measures related to operating income, operating margin, net income attributable to Amphenol Corporation, effective tax rate and diluted EPS exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented in the following tables are on a continuing operations basis only and exclude any results associated with discontinued operations. The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation as a substitute for or superior to the related U.S. GAAP financial measures. In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measures should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures for the periods presented:

NET SALES

			Percentage Growth (relative to same prior year period)

			Net sales	Foreign	Constant		Organic
			growth in	currency	Currency Net	Acquisition	Net Sales
			U.S. Dollars (1)	impact (2)	Sales Growth (4)	impact (3)	Growth (4)
Three Months Ended September 30:	2021	2020	(GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)	(non-GAAP)
Net sales:
Interconnect Products and Assemblies	$2,699.2	$2,221.9	21%	1%	20%	7%	13%
Cable Products and Solutions	119.3	101.5	18%	1%	17%	6%	11%
Consolidated	$2,818.5	$2,323.4	21%	1%	20%	7%	13%

Nine Months Ended September 30:
Net sales:
Interconnect Products and Assemblies	$7,520.5	$5,899.4	27%	2%	25%	6%	19%
Cable Products and Solutions	329.0	273.5	20%	—%	20%	5%	15%
Consolidated	$7,849.5	$6,172.9	27%	2%	25%	6%	19%

(1)	Net sales growth in U.S. dollars is calculated based on Net sales as reported in the Condensed Consolidated Statements of Income. While the term “net sales growth in U.S. dollars” is not considered a U.S. GAAP financial measure, for purposes of this table, we derive the reported (GAAP) measure based on GAAP results, which serves as the basis for the reconciliation to its comparable non-GAAP financial measures.

(2)	Foreign currency translation impact, a non-GAAP measure, represents the percentage impact on net sales resulting from foreign currency exchange rate changes in the current reporting period(s) compared to the same period(s) in the prior year. Such amount is calculated by subtracting current year net sales translated at average foreign currency exchange rates for the respective prior year period(s) from current year reported net sales, taken as a percentage of the respective prior period net sales.

(3)	Acquisition impact, a non-GAAP measure, represents the percentage impact on net sales resulting from acquisitions that have closed during the prior twelve months that have not been included in the Company's consolidated results for the full current period(s) and/or prior comparable period(s) presented. Such net sales related to these acquisitions do not reflect the underlying growth of the Company on a comparative basis.

(4)	The following are definitions of certain non-GAAP financial measures presented in the table(s) above, which may be referred to within this press release. For purposes of this press release, the terms “constant currencies” and “organically” have the same meaning as the following non-GAAP financial measures, respectively:

Constant Currency Net Sales Growth is defined as the period-over-period percentage change in net sales growth, excluding the impact of changes in foreign currency exchange rates. The Company’s results are subject to volatility related to foreign currency translation fluctuations. As such, management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Organic Net Sales Growth (defined below) and Constant Currency Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

Organic Net Sales Growth is defined as the period-over-period percentage change in net sales growth resulting from operating volume and pricing changes, and excludes (i) the foreign currency translation impact, which is outside the control of the Company, and (ii) the acquisition impact, both as described above and which do not reflect the underlying growth of the Company on a comparative basis. Management evaluates the Company’s sales performance based on actual sales growth in U.S. dollars, as well as Constant Currency Net Sales Growth (defined above) and Organic Net Sales Growth, and believes that such information is useful to investors to assess the underlying sales trends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)

(Unaudited)

(dollars in millions, except per share data)

OPERATING RESULTS

	Three Months Ended September 30,
	2021					2020
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$571.2	20.3%	$418.8	22.2%	$0.67	$475.8	20.5%	$346.6	22.1%	$0.56
Excess tax benefits related to stock-based compensation	—	—	(12.3)	2.3	(0.02)	—	—	(10.7)	2.4	(0.02)
Adjusted (non-GAAP) (ii) (iii)	$571.2	20.3%	$406.5	24.5%	$0.65	$475.8	20.5%	$335.9	24.5%	$0.55

	Nine Months Ended September 30,
	2021					2020
			Net Income					Net Income
			attributable to	Effective				attributable to	Effective
	Operating	Operating	Amphenol	Tax	Diluted	Operating	Operating	Amphenol	Tax	Diluted
	Income	Margin (i)	Corporation	Rate (i)	EPS	Income	Margin (i)	Corporation	Rate (i)	EPS
Reported (GAAP)	$1,512.2	19.3%	$1,115.5	21.2%	$1.79	$1,150.1	18.6%	$846.4	20.0%	$1.38
Acquisition-related expenses	55.4	0.7	44.6	(0.2)	0.07	—	—	—	—	—
Excess tax benefits related to stock-based compensation	—	—	(34.3)	2.4	(0.05)	—	—	(28.1)	2.6	(0.05)
Discrete tax item	—	—	(14.9)	1.0	(0.02)	—	—	(19.9)	1.9	(0.03)
Adjusted (non-GAAP) (ii) (iii)	$1,567.6	20.0%	$1,110.9	24.5%	$1.78	$1,150.1	18.6%	$798.4	24.5%	$1.30

FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating Cash Flow (GAAP)	$328.4	$398.6	$1,060.4	$1,151.0
Capital expenditures (GAAP)	(90.9)	(76.5)	(274.2)	(204.8)
Proceeds from disposals of property, plant and equipment (GAAP)	0.8	8.9	2.4	10.8
Free Cash Flow (non-GAAP) (iii)	$238.3	$331.0	$788.6	$957.0

Note: All data in the tables above are on a continuing operations basis only and exclude results associated with discontinued operations.

(i)	While the terms “operating margin” and “effective tax rate” are not considered U.S. GAAP financial measures, for purposes of this table, we derive the reported (GAAP) measures based on GAAP results, which serve as the basis for the reconciliation to their comparable non-GAAP financial measures.

(ii)	All percentages and per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.

(iii)	The following are definitions of non-GAAP financial measures presented in the tables above, which may be referred to within this press release:

Adjusted Operating Income is defined as Operating income (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income from continuing operations attributable to Amphenol Corporation is defined as Net income from continuing operations attributable to Amphenol Corporation (as reported in the Condensed Consolidated Statements of Income), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Effective Tax Rate is defined as Provision for income taxes (as reported in the Condensed Consolidated Statements of Income) expressed as a percentage of Income from continuing operations before income taxes (as reported in the Condensed Consolidated Statements of Income), each excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share from continuing operations (as reported in accordance with U.S. GAAP), excluding income and expenses and their specific tax effects that are not directly related to the Company’s operating performance during the periods presented. Adjusted Diluted EPS is calculated as Adjusted Net Income from continuing operations attributable to Amphenol Corporation, as defined above, divided by the weighted average outstanding diluted shares (as reported in the Condensed Consolidated Statements of Income).

Free Cash Flow is defined as (i) Net cash provided by operating activities from continuing operations (“Operating Cash Flow” - as reported in accordance with U.S. GAAP) less (ii) capital expenditures (as reported in accordance with U.S. GAAP), net of proceeds from disposals of property, plant and equipment (as reported in accordance with U.S. GAAP), all of which are derived from the Condensed Consolidated Statements of Cash Flow. Free Cash Flow is an important liquidity measure for the Company, as we believe it is useful for management and investors to assess our ability to generate cash, as well as to assess how much cash can be used to reinvest in the growth of the Company or to return to shareholders through either stock repurchases or dividends.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES - GUIDANCE

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures defined earlier as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures. Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results. Adjusted Diluted EPS, a non-GAAP financial measure, excludes income and expenses that are not directly related to the Company's operating performance during the periods presented. Items excluded from such non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, refinancing-related costs, and certain discrete tax items including but not limited to (i) the excess tax benefits related to stock-based compensation and (ii) the impact of significant changes in tax law. All non-GAAP financial measures and their most directly comparable U.S. GAAP financial measures presented in this section are on a continuing operations basis only and exclude any results associated with discontinued operations. Adjusted Diluted EPS is not necessarily the same or comparable to similar measures presented by other companies as such measures may be calculated differently or may exclude different items. Such non-GAAP financial measure should be read in conjunction with the Company’s financial statements presented in accordance with U.S. GAAP.

The following are reconciliations of current guidance for GAAP Diluted earnings per share (Diluted EPS) to Adjusted Diluted EPS (non-GAAP) for both the fourth quarter and the full year 2021:

	GUIDANCE (1)
	FOURTH QUARTER 2021	FULL YEAR 2021

Diluted EPS (GAAP) - continuing operations	$0.61 - $0.63	$2.40 - $2.42

Acquisition-related expenses, net of tax	-	$0.07

Excess tax benefits related to stock-based compensation	-	($0.05)

Discrete tax item	-	($0.02)

Adjusted Diluted EPS (non-GAAP) - continuing operations (2)	$0.61 - $0.63	$2.39 - $2.41

(1)	Forward-looking Adjusted Diluted EPS reflected in our guidance excludes certain income and expenses, described above, that are not directly related to the Company's operating performance. Such items are excluded from our guidance for the forward-looking periods only to the extent that such items have either (i) already been reflected in periods reported and are therefore included in the forward-looking full-year period or (ii) the Company reasonably expects to record such items in the forward-looking periods presented and such amounts are estimable. As the Company has not identified any such items in the forward-looking periods presented, the reconciling items shown above for the full year 2021 guidance only reflect the impact of the items that were recognized during the nine months ended September 30, 2021. Forward-looking guidance included in this press release and related to Net sales and/or Adjusted Diluted EPS reflects only the Company’s results on a continuing operations basis and does not include the results associated with the MTS Test & Simulation (“MTS T&S”) business which (i) we expect to divest upon the receipt of all required regulatory approvals and the satisfaction of other customary closing conditions and (ii) is reported as discontinued operations in our Condensed Consolidated Statements of Income since the date of the acquisition of MTS Systems Corporation on April 7, 2021.

(2)	Per share amounts in this table were calculated using actual, unrounded results; therefore, the sum of the components may not add due to rounding.